Exhibit 10.2

SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 14, 2005, among PETCO Animal Supplies, Inc., a Delaware corporation formerly known as PETCO Holding Co. (“Holdings”), the parent corporation of PETCO Animal Supplies Stores, Inc. (or its permitted successor), a Delaware corporation formerly known as PETCO Animal Supplies, Inc. (“Issuer”), E-Pet Services, a subsidiary of Issuer and a California corporation (“E-Pet CA”), E-Pet Services, LLC, a subsidiary of E-Pet CA and a Virginia limited liability company (“E-Pet VA” and together with Holdings and E-Pet CA, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), the other Guarantors (as defined in the Indenture referred to below) and U.S. Bank N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 26, 2001, providing for the issuance of 10.75% Senior Subordinated Notes due 2011 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

(a)	Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of Issuer hereunder or thereunder, that:

(i)	the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)	The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Issuer, any right to require a proceeding first against Issuer, protest, notice and all demands whatsoever.

(d)	This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to Issuer, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	Such Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(h)	The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i)	The obligations hereunder shall be subject to the subordination provisions set forth in Article 10 of the Indenture.

3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms. No Guaranteeing Subsidiary may sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except in accordance with the provisions set forth in the Indenture, including, without limitation, Section 11.05 of the Indenture.

5. Releases. The Note Guarantee of each Guaranteeing Subsidiary will be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 11.06 of the Indenture. The Trustee will provide any written confirmation or evidence of the termination of such Note Guarantee as reasonably required by the Representative. Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

6. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of Issuer or any Guaranteeing Subsidiary under the Notes, the Indenture, any Note Guarantee, the Registration Rights Agreement or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and execution of this Supplemental Indenture.

7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: January 14, 2005

PETCO ANIMAL SUPPLIES, INC. (formerly PETCO HOLDING CO.), a Delaware corporation

By:	/s/ Bruce C. Hall
	Name:	Bruce C. Hall
	Title:	President and Chief Operating Officer

E-PET SERVICES, a California corporation

By:	/s/ Bruce C. Hall
	Name:	Bruce C. Hall
	Title:	President

E-PET SERVICES, LLC, a Virginia limited liability company

By:	E-PET SERVICES
Its:	Sole member

By:	/s/ Bruce C. Hall
	Name:	Bruce C. Hall
	Title:	President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lori Anne Rosenberg
	Name:	Lori Anne Rosenberg
	Title:	Vice President